Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 5, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyLink Reports Third Quarter Earnings

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE: CTL) announces operating results for third quarter 2009, which include the effect of the Embarq acquisition completed July 1, 2009.

▪	Added more than 43,500 high-speed Internet customers, reflecting a 52% increase compared to high-speed Internet customer growth of 28,600 during pro forma second quarter 2009.

▪	Achieved 9% and 16% improvement in access line performance compared to pro forma second quarter 2009 and pro forma third quarter 2008 line losses, respectively.

▪
Made significant progress on the Embarq acquisition integration - successfully completed financial and human resource systems conversions and initial billing and customer care conversion, along with the launch of our new CenturyLink brand across all markets, in October.

▪
Generated free cash flow (as defined in the attached financial schedules), excluding nonrecurring items and $27.1 million of acquisition related capital expenditures, of $372.1 million in third quarter 2009.

Third Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 9/30/09 (1)			Quarter Ended 9/30/08		% Change
Operating Revenues Operating Cash Flow (2) Net Income (3) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	1,874,325 929,811 269,052 .90 298,403 286,326	(4)	$ $ $ $ $	650,073 309,079 82,760 .81 100,647 70,606	188.3 200.8 225.1 11.1 196.5 305.5	% % % % % %
Access Lines (5) High-Speed Internet Customers		7,185,000 2,189,000			2,068,000 628,000	247.4 248.6	% %

(1)
Quarter Ended 9/30/2009 includes the effect of the Embarq acquisition. For a comparison of these third quarter 2009 operating results against the pro forma operating results for second quarter 2009, see the attached supplemental schedule.

(2)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(3)	All references to net income contained in this release represent net income attributable to CenturyTel, Inc.
(4)	Includes $27.1 million of capital expenditures related to the Embarq integration.
(5)	Both periods reflect line count methodology adjustments to standardize legacy CenturyTel and Embarq line counts.

“CenturyLink achieved solid results in the third quarter reflecting the contribution of the Embarq acquisition to our operations,” Glen F. Post, III, chief executive officer and president, said. “We completed the financial and human resource systems conversions, launched our new CenturyLink brand across all our markets in 33 states and completed our initial billing conversion in October. We are off to an excellent start with this strategic combination that we believe positions CenturyLink well to drive long-term shareholder value and to provide our customers expanded products and reliable services.”

Operating revenues for third quarter 2009 were $1.874 billion compared to $650.1 million in third quarter 2008. This increase was primarily due to $1.299 billion of revenue contribution from the Embarq acquisition completed July 1, 2009. Additionally, revenue increases primarily driven by growth in high-speed Internet customers and favorable prior period revenue settlements were more than offset by revenue declines primarily due to the impact of access line losses and lower access revenues, along with the elimination of $53 million of revenues associated with the discontinuance of regulatory accounting for certain regulated operating entities during third quarter 2009.

Operating expenses, excluding nonrecurring items, increased 178.4% to $1.307 billion from $469.3 million in third quarter 2008, primarily due to $922 million of operating costs associated with the Embarq acquisition which more than offset the reduction in operating expenses associated with the discontinuance of regulatory accounting during third quarter 2009. Depreciation and amortization expense was approximately $34 million lower in third quarter 2009 compared to amounts previously forecast at the end of second quarter 2009 due to adjustments to reflect the preliminary assignment of fair value and depreciable life to Embarq’s property and intangible assets. Such fair value assignment has not been finalized at this time.

Operating cash flow, excluding nonrecurring items, increased 200.8% to $929.8 million from $309.1 million in third quarter 2008, primarily due to the Embarq acquisition. For third quarter 2009, CenturyLink achieved an operating cash flow margin of 49.6% versus 47.5% in third quarter 2008.

“We successfully implemented our region operating model and launched an aggressive broadband strategy across all markets immediately following the close of the Embarq transaction,” Post said. “These initiatives, along with our continued focus on owning the broadband position in our markets, resulted in the addition of more than 43,500 high-speed Internet customers during the quarter.”

Net income, excluding nonrecurring items, was $269.1 million in third quarter 2009 compared to $82.8 million in third quarter 2008, primarily driven by the Embarq acquisition. Diluted earnings per share, excluding nonrecurring items, was $.90 for third quarter 2009, an 11.1% increase from the $.81 reported in third quarter 2008. This increase was primarily due to the higher net income as discussed above, partially offset by the 196.5% increase in average diluted shares outstanding as a result of our all-stock acquisition of Embarq.

For the first nine months of 2009, operating revenues, excluding nonrecurring items, increased 60.8% to $3.144 billion from $1.956 billion for the same period in 2008. Operating cash flow, excluding nonrecurring items, was $1.539 billion for the first nine months of 2009 compared to $946.5 million a year ago. Net income, excluding nonrecurring items, was $434.2 million in the first nine months of 2009 compared to $260.1 million during the same period in 2008. Diluted earnings per share, excluding nonrecurring items, was $2.60 during the first nine months of 2009 compared to $2.48 in the first nine months of 2008.

Under generally accepted accounting principles (GAAP), net income for third quarter 2009 was $280.8 million compared to $84.7 million for third quarter 2008 and, diluted earnings per share for third quarter 2009 was $.94 compared to $.83 for third quarter 2008. Third quarter 2009 net income and diluted earnings per share reflect after-tax costs associated with the Embarq acquisition of $127.5 million ($.43 per share) that were more than offset by a net after-tax benefit of $133.2 million ($.44 per share) attributable to the extraordinary gain recognized upon the discontinuance of regulatory accounting and an after-tax benefit of $6.1 million ($.02 per share) related to the favorable resolution of certain transaction tax audit issues. Third quarter 2008 net income and diluted earnings per share reflect a net after-tax benefit of $2.0 million ($.02 per share) from the sale of a non-core asset.

Net income under GAAP for the first nine months of 2009 was $417.0 million compared to $265.7 million for the first nine months of 2008 and, diluted earnings per share for the first nine months of 2009 was $2.50 compared to $2.53 for the first nine months of 2008. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the nine months ended September 30, 2009 and 2008.

Outlook.  For fourth quarter 2009, CenturyLink expects total operating revenues of $1.81 to $1.85 billion and diluted earnings per share of $.84 to $.88. The Company has also increased and narrowed the range of anticipated full year 2009 diluted earnings per share guidance from a range of $3.20 to $3.30 to a range of $3.45 to $3.50.

Third quarter 2009 and fourth quarter 2009 diluted earnings per share each reflect an approximately $.07 per share favorable impact from lower depreciation expense than previously forecast at the end of second quarter 2009 due to adjustments to the preliminary assignment of fair value and depreciable life to Embarq’s property and intangible assets. Such fair value assignment has not been finalized at this time. Depreciation and amortization may change significantly from amounts reported herein upon finalization of the purchase price allocation process, which we expect to occur during fourth quarter 2009.

In addition to synergies that CenturyLink expects to realize in 2010, the Company has identified the following items that can be expected to negatively impact 2010 results when compared to 2009. First, the Company expects Universal Service Fund receipts to decline. Secondly, a wireless carrier has notified CenturyLink of its intention to migrate a portion of its network traffic from the Company in 2010. The Company expects these items will negatively impact 2010 diluted earnings per share by $.12 to $.15. CenturyLink expects to provide full year 2010 earnings per share guidance in conjunction with its fourth quarter 2009 earnings release.

All outlook figures provided under this section are presented excluding nonrecurring merger integration costs, the potential impact of any future mergers, acquisitions or divestitures, or other nonrecurring events.

Integration Update. CenturyLink incurred $195.5 million of integration, transaction and other costs related to the Embarq acquisition during third quarter 2009. This amount was approximately $60 million higher than originally expected primarily due to earlier than anticipated recognition of severance costs and additional benefits costs recognized due to change of control provisions. The Company also incurred approximately $27.1 million of integration-related capital expenditures.

CenturyLink achieved approximately $14 million in operating cost synergies during third quarter 2009 and expects to realize additional incremental operating cost synergies of approximately $12 million in fourth quarter 2009.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of nonrecurring items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.206.5917. The call will be accessible for replay through November 11, 2009, by calling 888.266.2081 and entering the conference ID number 1401927. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through November 25, 2009.

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual results or performance by CenturyLink may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could impact actual results of CenturyLink include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the Federal Communication Commission’s proposed rules regarding inter-carrier compensation and the Universal Service Fund described in our recent SEC reports); our ability to effectively adjust to changes in the communications industry; changes in our allocation of the Embarq purchase price after the date hereof; our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to effectively manage our expansion opportunities, including retaining and  hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.80 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business and our plans are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2008, as updated and supplemented by our subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Three months ended September 30, 2009				Three months ended September 30, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$829,697			829,697	218,253			218,253	280.2%	280.2%
Network access	352,759			352,759	205,385			205,385	71.8%	71.8%
Data	470,465			470,465	132,631			132,631	254.7%	254.7%
Fiber transport and CLEC	43,685			43,685	38,006			38,006	14.9%	14.9%
Other	177,719			177,719	55,798			55,798	218.5%	218.5%
	1,874,325	-		1,874,325	650,073	-		650,073	188.3%	188.3%

OPERATING EXPENSES
Cost of services and products	684,865	2,222	(1)	682,643	242,243			242,243	182.7%	181.8%
Selling, general and administrative	448,275	186,404	(1)	261,871	98,751			98,751	353.9%	165.2%
Depreciation and amortization	362,202			362,202	128,352			128,352	182.2%	182.2%
	1,495,342	188,626		1,306,716	469,346	-		469,346	218.6%	178.4%

OPERATING INCOME	378,983	(188,626)		567,609	180,727	-		180,727	109.7%	214.1%

OTHER INCOME (EXPENSE)
Interest expense	(140,422)	2,900	(2)	(143,322)	(49,483)			(49,483)	183.8%	189.6%
Other income (expense)	9,362			9,362	4,569	3,152	(5)	1,417	104.9%	560.7%
Income tax expense	(99,876)	64,309	(3)	(164,185)	(50,624)	(1,179)	(6)	(49,445)	97.3%	232.1%

INCOME BEFORE NONCONTROLLING
INTERESTS AND EXTRAORDINARY ITEM	148,047	(121,417)		269,464	85,189	1,973		83,216	73.8%	223.8%
Noncontrolling interests	(412)			(412)	(456)			(456)	(9.6%)	(9.6%)
NET INCOME BEFORE EXTRAORDINARY ITEM	147,635	(121,417)		269,052	84,733	1,973		82,760	74.2%	225.1%
Extraordinary items, net of income tax
expense and noncontrolling interests	133,213	133,213	(4)	-	-			-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$280,848	11,796		269,052	84,733	1,973		82,760	231.5%	225.1%

BASIC EARNINGS PER SHARE
Income before extraordinary item	$0.49	(0.41)		0.90	0.83	0.02		0.81	(41.0%)	11.1%
Extraordinary item	$0.44	0.44		-	-	-		-	-	-
Basic earnings per share	$0.94	0.04		0.90	0.83	0.02		0.81	13.3%	11.1%

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$0.49	(0.40)		0.90	0.83	0.02		0.81	(41.0%)	11.1%
Extraordinary item	$0.44	0.44		-	-	-		-	-	-
Diluted earnings per share	$0.94	0.04		0.90	0.83	0.02		0.81	13.3%	11.1%

AVERAGE SHARES OUTSTANDING
Basic	298,133			298,133	100,402			100,402	196.9%	196.9%
Diluted	298,403			298,403	100,647			100,647	196.5%	196.5%

DIVIDENDS PER COMMON SHARE	$0.70			0.70	1.3325			1.3325	(47.5%)	(47.5%)

NONRECURRING ITEMS
(1) - Includes the following costs associated with our acquisition of Embarq: (i) severance, retention and contractual early termination benefits related to workforce reductions ($97.4 million); (ii) integration and transaction costs ($72.2 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.
(2) - Favorable resolution of certain transaction tax audit issues.
(3) - Tax effect of items (1) and (2).
(4) - Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.
(5) - Gain on the sale of a non-core asset.
(6) - Tax effect of item (5).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Nine months ended September 30, 2009				Nine months ended September 30, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$1,247,218			1,247,218	658,634			658,634	89.4%	89.4%
Network access	735,969	1,028	(1)	734,941	621,987	1,012	(7)	620,975	18.3%	18.4%
Data	753,325			753,325	390,463	21	(7)	390,442	92.9%	92.9%
Fiber transport and CLEC	126,947			126,947	120,805			120,805	5.1%	5.1%
Other	281,720			281,720	164,904			164,904	70.8%	70.8%
	3,145,179	1,028		3,144,151	1,956,793	1,033		1,955,760	60.7%	60.8%

OPERATING EXPENSES
Cost of services and products	1,155,228	2,222	(2)	1,153,006	719,681			719,681	60.5%	60.2%
Selling, general and administrative	678,862	226,642	(2)	452,220	297,212	7,655	(7)	289,557	128.4%	56.2%
Depreciation and amortization	618,326			618,326	394,990			394,990	56.5%	56.5%
	2,452,416	228,864		2,223,552	1,411,883	7,655		1,404,228	73.7%	58.3%

OPERATING INCOME	692,763	(227,836)		920,599	544,910	(6,622)		551,532	27.1%	66.9%

OTHER INCOME (EXPENSE)
Interest expense	(237,391)	4,600	(3)	(241,991)	(148,771)			(148,771)	59.6%	62.7%
Other income (expense)	15,179	(6,400)	(4)	21,579	26,436	12,713	(8)	13,723	(42.6%)	57.2%
Income tax expense	(185,796)	79,206	(5)	(265,002)	(155,916)	(524)	(9)	(155,392)	19.2%	70.5%

INCOME BEFORE NONCONTROLLING
INTERESTS AND EXTRAORDINARY ITEM	284,755	(150,430)		435,185	266,659	5,567		261,092	6.8%	66.7%
Noncontrolling interests	(936)			(936)	(999)			(999)	(6.3%)	(6.3%)
NET INCOME BEFORE EXTRAORDINARY ITEM	283,819	(150,430)		434,249	265,660	5,567		260,093	6.8%	67.0%
Extraordinary items, net of income tax expense
and noncontrolling interests	133,213	133,213	(6)	-	-			-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$417,032	(17,217)		434,249	265,660	5,567		260,093	57.0%	67.0%

BASIC EARNINGS PER SHARE
Income before extraordinary item	$1.70	(0.90)		2.60	2.54	0.05		2.49	(33.1%)	4.4%
Extraordinary item	$0.80	0.80		-	-	-		-	-	-
Basic earnings per share	$2.50	(0.10)		2.60	2.54	0.05		2.49	(1.6%)	4.4%

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$1.70	(0.90)		2.60	2.53	0.05		2.48	(32.8%)	4.8%
Extraordinary item	$0.80	0.80		-	-	-		-	-	-
Diluted earnings per share	$2.50	(0.10)		2.60	2.53	0.05		2.48	(1.2%)	4.8%

AVERAGE SHARES OUTSTANDING
Basic	165,558			165,558	103,396			103,396	60.1%	60.1%
Diluted	165,666			165,666	103,774			103,774	59.6%	59.6%

DIVIDENDS PER COMMON SHARE	$2.10			2.10	1.4675			1.4675	43.1%	43.1%

NONRECURRING ITEMS
(1) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(2) - Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($101.6 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($97.4 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes (i) curtailment expense related to a supplemental executive retirement plan ($7.7 million);
(ii) costs associated with a legal settlement ($3.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.
(3) - Favorable resolution of transaction tax audit issues.
      (4) - Includes costs associated with terminating our $800 million bridge credit facility related to the Embarq acquisition ($8.0 million), net of favorable resolution of transaction tax audit issues ($1.6 million).

(5) - Includes $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $80.1 million net income tax benefit related to items (1) through (4); net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan.
(6) - Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.
(7) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
(8) - Gain on the sales of non-core assets ($7.3 million), gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million), and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(9) - Includes $2.3 million net income tax expense related to items (7) and (8) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(UNAUDITED)

	September 30,	December 31,
	2009	2008
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$531,189	243,327
Other current assets	927,069	312,080
Total current assets	1,458,258	555,407

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,608,553	8,868,451
Accumulated depreciation	(6,245,366)	(5,972,559)
Net property, plant and equipment	9,363,187	2,895,892

GOODWILL AND OTHER ASSETS
Goodwill	10,033,994	4,015,674
Other	2,101,624	787,222
Total goodwill and other assets	12,135,618	4,802,896

TOTAL ASSETS	$22,957,063	8,254,195

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$769,482	20,407
Other current liabilities	1,379,795	437,983
Total current liabilities	2,149,277	458,390

LONG-TERM DEBT	7,454,515	3,294,119
DEFERRED CREDITS AND OTHER LIABILITIES	3,989,242	1,333,878
STOCKHOLDERS' EQUITY	9,364,029	3,167,808

TOTAL LIABILITIES AND EQUITY	$22,957,063	8,254,195

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2009					Three months ended September 30, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$378,983	(188,626)	(1)	567,609		180,727	-		180,727
Add: Depreciation and amortization	362,202	-		362,202		128,352			128,352
Operating cash flow	$741,185	(188,626)		929,811		309,079	-		309,079

Revenues	$1,874,325	-		1,874,325		650,073	-		650,073

Operating income margin (operating income divided by revenues)	20.2%			30.3%		27.8%			27.8%

Operating cash flow margin (operating cash flow divided by revenues)	39.5%			49.6%		47.5%			47.5%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$147,635	(121,417)	(2)	269,052		84,733	1,973	(3)	82,760
Add: Depreciation and amortization	362,202	-		362,202		128,352	-		128,352
Less: Capital expenditures	(286,326)	-		(286,326)	(4)	(70,606)	-		(70,606)
Free cash flow	$223,511	(121,417)		344,928		142,479	1,973		140,506

Free cash flow	$223,511					142,479
Gain on asset dispositions	-					(3,811)
Deferred income taxes	12,406					10,532
Changes in current assets and current liabilities	24,921					3,337
Decrease in other noncurrent assets	(3,089)					3,854
Increase (decrease) in other noncurrent liabilities	(7,671)					1,501
Retirement benefits	(85,763)					3,144
Excess tax benefits from share-based compensation	(352)					(713)
Other, net	29,267					9,317
Add: Capital expenditures	286,326					70,606
Net cash provided by operating activities	$479,556					240,246

NONRECURRING ITEMS
(1) - Includes the following costs associated with our acquisition of Embarq: (i) severance, retention and contractual early termination benefits related to workforce reductions ($97.4 million); (ii) integration and transaction costs ($72.2 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.
(2) - Includes the after-tax impact of Item (1).
(3) - Gain on the sale of a non-core asset, net of tax.
(4) - Includes $27.1 million of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $372.1 million for the three months ended September 30, 2009.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2009					Nine months ended September 30, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$692,763	(227,836)	(1)	920,599		544,910	(6,622)	(4)	551,532
Add: Depreciation and amortization	618,326	-		618,326		394,990			394,990
Operating cash flow	$1,311,089	(227,836)		1,538,925		939,900	(6,622)		946,522

Revenues	$3,145,179	1,028	(2)	3,144,151		1,956,793	1,033	(4)	1,955,760

Operating income margin (operating income divided by revenues)	22.0%			29.3%		27.8%			28.2%

Operating cash flow margin (operating cash flow divided by revenues)	41.7%			48.9%		48.0%			48.4%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$283,819	(150,430)	(3)	434,249		265,660	5,567	(5)	260,093
Add: Depreciation and amortization	618,326	-		618,326		394,990			394,990
Less: Capital expenditures	(417,127)	-		(417,127)	(6)	(185,004)			(185,004)
Free cash flow	$485,018	(150,430)		635,448		475,646	5,567		470,079

Free cash flow	$485,018					475,646
Gain on asset dispositions and liquidation of marketable securities	-					(12,452)
Deferred income taxes	38,237					23,957
Changes in current assets and current liabilities	88,543					(53,689)
Increase (decrease) in other noncurrent assets	(547)					6,108
Decrease in other noncurrent liabilities	(12,494)					(3,978)
Retirement benefits	(100,300)					21,346
Excess tax benefits from share-based compensation	(1,105)					(787)
Other, net	47,282					26,078
Add: Capital expenditures	417,127					185,004
Net cash provided by operating activities	$961,761					667,233

NONRECURRING ITEMS
(1) - Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($101.6 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($97.4 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a Supplemental Executive Retirement Plan ($8.9 million). Also includes (i) curtailment expense, net of revenue impact, related to a supplemental executive retirement plan ($6.7 million); (ii) costs associated with a legal settlement ($3.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(2) - Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan.
(3) - Includes (i) the unfavorable after-tax impact of Items (1) and (2) ($148.4 million); (ii) the after-tax charge associated with our $800 million bridge credit facility ($5.0 million); and
(iii) $6.7 million income tax expense due to the nondeductible portion of settlement payments related to a Supplemental Executive Retirement Plan. Such items were partially offset by (i) the favorable resolution of transaction tax audit issues ($3.8 million) and (ii) a $5.8 million income tax benefit related to a reduction to our deferred tax asset valuation allowance.
(4) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
     (5) - Includes (i) after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million), (ii) after-tax impact of gain on sales of non-core assets ($4.6 million), and (iii) net benefit due to the resolution of certain income tax audit issues ($2.3 million), all partially offset by the after-tax impact of Item (1) ($4.1 million).

(6) - Includes $47.0 million of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $682.5 million for the nine months ended September 30, 2009.

CENTURYLINK
SUPPLEMENTAL SCHEDULE (1)
(UNAUDITED)
		(Pro forma)*
	Three months	Three months
	ended	ended	Increase
	September 30, 2009	June 30, 2009	(decrease)
	(Dollars in thousands)

OPERATING REVENUES (2)	$1,874,325	1,906,413	(1.7%)

OPERATING EXPENSES
Cash expenses (3)	944,514	939,552	0.5%
Depreciation and amortization	362,202	372,404	(2.7%)
	1,306,716	1,311,956	(0.4%)

OPERATING INCOME	567,609	594,457	(4.5%)

OTHER INCOME (EXPENSE)
Interest expense	(143,322)	(140,289)	2.2%
Other income (expense)	9,362	6,195	51.1%
Income tax expense	(164,185)	(172,780)	(5.0%)
Noncontrolling interests	(412)	(298)	38.3%

INCOME FROM CONTINUING OPERATIONS	$269,052	287,285	(6.3%)

Operating cash flow (operating income plus depreciation)	$929,811	966,861	(3.8%)
Free cash flow (income from continuing operations plus depreciation minus capital expenditures)	$344,928	428,584	(19.5%)
Operating cash flow margin (operating cash flow divided by revenues)	49.6%	50.7%
Operating income margin (operating income divided by revenues)	30.3%	31.2%

CAPITAL EXPENDITURES	$286,326	231,105	23.9%

SUBSCRIBER DATA (as of September 30, 2009 and June 30, 2009)
Access lines	7,185,000	7,355,000	(2.3%)
High-speed Internet lines	2,189,000	2,146,000	2.0%

(1) Excludes merger integration and transaction costs and certain other non-recurring items as further described in the other attached financial schedules.
(2) Decline in operating revenues ($32 million) driven primarily by access line losses (2.3%) and declining access minutes of use.
(3) Increase in cash expenses for third quarter driven primarily by approximately $13 million of favorable one-time expense savings in the second quarter of 2009.

*	The pro forma information for the three months ended June 30, 2009 does not reflect information prepared in accordance with generally accepted accounting principles. Such information:
	a) reflects the results of operations of CenturyTel and Embarq assuming the respective results of operations had been combined on April 1, 2009;
	b) reflects a pro forma adjustment to eliminate revenues and expenses of $53 million as if the discontinuance of regulatory accounting had occurred in prior periods;
	c) other than as noted in (b) above, does not reflect any pro forma adjustments and has not been prepared in accordance with the rules and regulations of the Securities and Exchange Commission; and
d) excludes certain non-recurring items.

For additional pro forma financial information relating to the Embarq merger, please see our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on
August 5, 2009. The above pro forma information is for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the
Embarq merger had been consummated as of April 1, 2009. Management believes the presentation of this information will assist users in their understanding of sequential period-to-period operating performance.